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                                                                   EXHIBIT 10.54

January 31, 1997


Flurina Development S.A.
SOREQ, Inc.
Attn: Mr. Sheldon Salcman
North York, Ontario
Canada M3K 1Z3

Re: Letter Agreement Concerning Amendments to the of Flurina Debenture

Dear Flurina:

This letter serves as an agreement regarding amendments to the Convertible Debenture issued by Brassie to Flurina ("Debenture"). If the terms and conditions as set forth in this letter Agreement are acceptable, please confirm such acceptance by dating and executing the enclosed copy of this letter as indicated below.

                               Current Conversion
                               ------------------

Brassie will immediately convert the Conversion Request dated January 3, 1997 for the amount of $100,000 and the Conversion Request dated January 21, 1997 for the amount of $50,000.

                            Amendments to Debenture
                            -----------------------

Except as described in this Letter Agreement, the terms and provisions of the Flurina Subscription Agreement and the Debenture, as amended by the September 6, 1996 Letter Agreement between Brassie and Flurina, are ratified and confirmed, and shall continue in full force and effect including, without limitation, all covenants and obligations of Brassie and Flurina thereunder.
It is the intent of Brassie and Flurina that the debenture terms contained in this Letter Agreement shall be read together with the Debenture. In the event a debenture term contained in this Letter Agreement conflicts with a term of the Debenture, the term contained in this Letter Agreement shall prevail. Capitalized terms contained herein, and not defined herein, shall have the same meaning as such terms in the Debenture.

Brassie and Flurina hereby amend the terms of the Debenture as follows:

1.       Conversion Price.  The discount used to calculate the Conversion Price
         -----------------
         will increase, from its current 25%, 1% for each $0.10 increase in the five-day average Market Price of the stock over $1.00 up to a maximum discount of 35%.

2.       Conversion Limitation.  During the 180 days immediately following the
         ----------------------
         date hereof Flurina's right to convert the remaining balance of the Debenture shall be limited. During
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Flurina
April 11, 1997
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2.       Conversion Limitation. (continued)
         ----------------------
         each 30-day period of the 180 days, the principal amount that may be converted will vary depending on the Conversion Price. The following is a summary of the conversion limits:

         Conversion             Principal amount that may be
         Price                  converted during each 30-day period
         -----                  ----------------------------------------
         $0.0 - $1.00                    $ 75,000

         $1.01 - $1.25                   $100,000

         $1.26 - $1.50                   $200,000

         $1.51 or greater                Unlimited


         Notwithstanding the above limits, after 90 days Flurina may convert an amount that, together with the amounts converted during Day 1 through Day 90, equals $600,000.

3.       Automatic Conversion.  In addition to Brassie's automatic conversion
         ---------------------
         rights contained in the Debenture and Letter Agreement dated September 5, 1996, for a period of 30 days from the date hereof, Brassie shall have the right to require Flurina to convert a portion of the Debenture into 500,000 shares @ Ninety percent (90%) of the Market Price ("Additional Automatic Conversion Price"). However, in no event shall Flurina be required by this Term #4 to convert a portion of the Debenture greater than an amount equal to the lesser of (i) $200,000 or (ii) that portion of the Debenture required to yield 500,000 shares @ the Additional Automatic Conversion Price. Brassie shall purchase or cause to be purchased from Flurina, at the Market Price and consistent with the terms of paragraph 5 of the Letter Agreement dated September 6, 1996 between Brassie and Flurina, any shares issued to Flurina as a result of Brassie exercising its automatic conversion rights set forth in this Term #4.

4.       Conversion Price Ceiling.  Notwithstanding any provision to the
         -------------------------
         contrary contained herein or in the Flurina Debenture, the Conversion Price shall not exceed $1.50.
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Flurina
April 11, 1997
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                         Treatment of Other Debentures
                         -----------------------------

Brassie hereby confirms that the other debentures issued by Brassie as part of the same $5,500,000 debenture issuance by which the Debenture was issued to Flurina are currently in the process of being redeemed.

                     Facsimile Signatures and Counterparts
                     -------------------------------------

Facsimile signatures may be sufficient proof of the parties' execution and consent hereto and this instrument may be executed in counterparts, which taken together, shall be deemed to be one and the same instrument.

Sincerely,

BRASSIE GOLF CORPORATION


/s/ Lance McNeill
------------------------
Lance McNeill
Vice President





ACKNOWLEDGED AND AGREED TO:

FLURINA DEVELOPMENT S.A

By: /s/ Sheldon Salcman
   -----------------------------------
Name: Sheldon Salcman
     ---------------------------------
Title: Authorized Signatory
      --------------------------------
Date: January 31, 1997
     ---------------------------------